Ciena Corporation Earnings Presentation Period ended January 31, 2020 March 5, 2020 Copyright © Ciena Corporation 2020. All rights reserved. Confidential & Proprietary.

Forward-looking statements and non-GAAP measures Information in this presentation and related comments of presenters contain a number of forward-looking statements. These statements are based on current expectations, forecasts, assumptions and other information available to the Company as of the date hereof. Forward-looking statements include Ciena’s long-term financial targets, prospective financial results, return of capital plans, business strategies, expectations about its addressable markets and market share, and business outlook for future periods, as well as statements regarding Ciena’s expectations, beliefs, intentions or strategies regarding the future. Often, these can be identified by forward-looking words such as “target” “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “should,” “will,” “plan,” “predict,” “potential,” “project, “continue,” and “would” or similar words. Ciena's actual results, performance or events may differ materially from these forward-looking statements made or implied due to a number of risks and uncertainties relating to Ciena's business, including: the effect of broader economic and market conditions on our customers and their business; our ability to execute our business and growth strategies; changes in network spending or network strategy by our customers; seasonality and the timing and size of customer orders, including our ability to recognize revenue relating to such sales; the level of competitive pressure we encounter; the product, customer and geographic mix of sales within the period; supply chain disruptions and the level of success relating to efforts to optimize Ciena's operations; changes in foreign currency exchange rates affecting revenue and operating expense; factors beyond our control such as natural disasters, pandemics, or a widespread health epidemic, such as the outbreak of the 2019 novel coronavirus; the impact of the Tax Cuts and Jobs Act; changes in tax or trade regulations, including the imposition of tariffs and duties; and the other risk factors disclosed in Ciena’s periodic reports filed with the Securities and Exchange Commission (SEC) including Ciena’s Annual Report on Form 10-K filed with the SEC on December 20, 2019 and Ciena’s Quarterly Report on Form 10-Q to be filed with the SEC. All information, statements, and projections in this presentation and the related earnings call speak only as of the date of this presentation and related earnings call. Ciena assumes no obligation to update any forward-looking or other information included in this presentation or related earnings calls, whether as a result of new information, future events or otherwise. In addition, this presentation includes historical, and may include prospective, non-GAAP measures of Ciena’s gross margin, operating expense, operating profit, EBITDA, net income, and net income per share. These measures are not intended to be a substitute for financial information presented in accordance with GAAP. A reconciliation of non-GAAP measures used in this presentation to Ciena’s GAAP results for the relevant period can be found in the Appendix to this presentation. Additional information can also be found in our press release filed this morning and in our reports on Form 10-Q filed with the Securities and Exchange Commission. Copyright © Ciena Corporation 2020. All rights reserved. Confidential & Proprietary. 2

Achieving balanced growth Driving the pace of innovation Delivering shareholder value ▪ Non-telco represented 35% of total ▪ TTM Adjusted R&D* investment was revenue $536M ▪ Direct web-scale contributed 15% of ▪ WaveLogic Ai has 197 total customers total revenue with 36 new wins in Q1 ▪ MSO contributed 9% of total revenue ▪ Announced our first WaveLogic 5 ▪ Americas revenue up 11% YoY customers * A reconciliation of these non-GAAP measures to our GAAP results is included in the appendix to this presentation. Copyright © Ciena Corporation 2020. All rights reserved. Confidential & Proprietary. 3

Q1 FY 2020 financial highlights Adjusted Operating Expense* * A reconciliation of these non-GAAP measures to our GAAP results is included in the appendix to this presentation. Copyright © Ciena Corporation 2020. All rights reserved. Confidential & Proprietary. 4

Q1 FY 2020 comparisons (year-over-year) Revenue Adj. Gross Margin* Adj. Operating Margin* (in millions) Q1 FY'19 Q1 FY'20 Q1 FY'19 Q1 FY'20 Q1 FY'19 Q1 FY'20 45.1% $832.9 13.1% $778.5 42.2% 9.6% Adj. OpEx* Adj. EBITDA* Adj. EPS* (in millions) (in millions) Q1 FY'19 Q1 FY'20 Q1 FY'19 Q1 FY'20 Q1 FY'19 Q1 FY'20 $266.4 $0.52 $253.6 $135.3 $96.2 $0.33 Copyright © Ciena Corporation 2020. All rights reserved. Confidential & Proprietary. * A reconciliation of these non-GAAP measures to our GAAP results is included in the appendix to this presentation. 5

Revenue by segment (Amounts in millions) 44.7% 45.1% Q1 FY 2020 Q1 FY 2019 1,000.0 43.9% 43.8% 42.2% 45.0% 900.0 Revenue %** Revenue %** 40.0% 800.0 Networking Platforms 35.0% 700.0 Converged Packet Optical $591.5 71.0 $548.9 70.5 30.0% Packet Networking 600.0 67.5 8.1 71.6 9.2 25.0% Total Networking Platforms 500.0 659.0 79.1 620.5 79.7 20.0% Platform Software and Services 51.9 6.2 41.6 5.3 400.0 16.2% Blue Planet Automation Software and 12.7% 13.3% 13.1% 15.0% 300.0 Services 15.5 1.9 15.0 1.9 9.6% Global Services 200.0 10.0% Maintenance Support and Training 61.8 7.4 61.3 8.0 100.0 5.0% Installation and Deployment 34.9 4.2 30.6 3.9 0.0 0.0% Q1 2019 Q2 2019 Q3 2019 Q4 2019 Q1 2020 Consulting and Network Design 9.8 1.2 9.5 1.2 Total Global Services Networking Platforms Platform Software and Services 106.5 12.8 101.4 13.1 BP Automation Software and Services Global Services Total Adj. Operating Margin* Adj. Gross Margin* $832.9 100.0% $778.5 100.0% * A reconciliation of these non-GAAP measures to our GAAP results is included in the appendix to this presentation. ** Denotes % of total revenue Copyright © Ciena Corporation 2020. All rights reserved. Confidential & Proprietary. 6

Continued strength derived from non-telco revenue* Q1 FY 2020 Direct Webscale Cable Gov't, R&E & Enterprise 45% 40% 7% 35% 11% Direct Webscale 8% 30% 8% 7% 11% 11.0% 14.9% Cable 25% 7% 9% 7% 20% 9% Gov't, R&E, 9.2% Enterprise 15% 27% 10% 21% 19% 20% 15% 5% *represents 35.0% of total revenue in Q1 FY 2020 0% Q1 FY'19 Q2 FY'19 Q3 FY'19 Q4 FY'19 Q1 FY'20 Copyright © Ciena Corporation 2020. All rights reserved. Confidential & Proprietary. 7

Revenue by geographic region Q1 FY 2020 Americas Europe, Middle East, Africa Asia Pacific $1,000.0 10% $900.0 14% $800.0 16% 16% 16% 18% Americas $700.0 17% 15.5% 13% 16% $600.0 17% 15.6% Europe, Middle East and Africa $500.0 68.9% Asia Pacific (Inmillions) $400.0 74% 71% 68% $300.0 69% 66% $200.0 $100.0 $- Q1 FY'19 Q2 FY'19 Q3 FY'19 Q4 FY'19 Q1 FY'20 Copyright © Ciena Corporation 2020. All rights reserved. Confidential & Proprietary. 8

Q1 FY 2020 balance sheet and operating metrics Free Cash Flow Copyright © Ciena Corporation 2020. All rights reserved. Confidential & Proprietary. 9

Returning value to shareholders through strong capital allocation priorities Adj. R&D* R&D % Rev $60.0 $600 17.0% $50.0 16.5% $500 $40.0 16.0% $400 15.5% $30.0 $300 15.0% $20.0 $200 14.5% $10.0 $100 14.0% $0 13.5% $0.0 FY'15 FY'16 FY'17 FY'18 FY'19 Q1 FY'19 Q2 FY'19 Q3 FY'19 Q4 FY'19 Q1 FY'20 * A reconciliation of these non-GAAP measures to our GAAP results is included in the appendix to this presentation. Copyright © Ciena Corporation 2020. All rights reserved. Confidential & Proprietary. 10

Delivering consistent and differentiated financial performance Normalized Revenue Normalized Adjusted OM Ciena Industry Avg Ciena Industry Avg 1.60 2.00 1.40 1.50 1.20 1.00 1.00 0.50 0.80 0.00 2015 2016 2017 2018 2019 2015 2016 2017 2018 2019 Source: Company filings Industry Average: ACIA, ADTN, ADVA, CSCO, INFN1, JNPR and NOKIA Networks segment 1. INFN represents INFN+Coriant from the time the acquisition closed Copyright © Ciena Corporation 2020. All rights reserved. Confidential & Proprietary. 11

Delivering profitability and total shareholder return Adjusted EPS Q1 FY’20 Stock Return* 31.4% CAGR 30.0% $2.11 25.0% 20.0% $1.39 15.0% $1.14 10.0% $0.93 5.0% 0.0% -5.0% -10.0% FY'16 FY'17 FY'18 FY'19 Ciena Infinera ADVA Nokia Acacia ADTRAN Cisco Juniper Source: company disclosures and S&P Capital IQ *Q1 represents 11/1/19-1/31/20 Copyright © Ciena Corporation 2020. All rights reserved. Confidential & Proprietary. 12

Long-term targets Copyright © Ciena Corporation 2020. All rights reserved. Confidential & Proprietary. 13

Long-term financial targets1 Execution of our strategy will drive top-line growth, profitability and cash generation 1 Projections or outlook with respect to future operating results are only as of December 12, 2019, the date presented on the related earnings call. Actual results may differ materially from these forward-looking statements. Ciena assumes no obligation to update this information, whether as a result of new information, future events or otherwise. Copyright © Ciena Corporation 2020. All rights reserved. Confidential & Proprietary. 14

Q1 fiscal 2020 appendix Copyright © Ciena Corporation 2020. All rights reserved. Confidential & Proprietary. 15

Q1 FY 2020 Q4 FY 2019 Q3 FY 2019 Q2 FY 2019 Q1 FY 2019 GAAP gross profit $370,535 $419,696 $424,352 $374,677 $323,341 Share-based compensation-products 671 748 781 702 637 Share-based compensation-services 842 715 783 907 770 Amortization of intangible assets 3,834 3,303 3,303 3,303 3,418 Total adjustments related to gross profit 5,347 4,766 4,867 4,912 4,825 Adjusted (non-GAAP) gross profit $375,882 $424,462 $429,219 $379,589 $328,166 Adjusted (non-GAAP) gross margin 45.1% 43.8% 44.7% 43.9% 42.2% Copyright © Ciena Corporation 2020. All rights reserved. Confidential & Proprietary. 16

Operating Expense Reconciliation
(Amounts in thousands)

	Q1 FY 2020	Q4 FY 2019	Q3 FY 2019	Q2 FY 2019	Q1 FY 2019
GAAP operating expense	$292,578	$326,494	$299,051	$294,357	$275,398
Share-based compensation-research and development	3,849	3,287	3,560	4,083	3,391
Share-based compensation-sales and marketing	4,613	4,151	4,192	4,346	3,785
Share-based compensation-general and administrative	5,527	6,425	5,813	5,491	5,112
Amortization of intangible assets	5,853	5,222	5,529	5,529	5,528
Significant asset impairments and restructuring costs	4,472	12,842	5,355	4,068	2,273
Acquisition and integration costs, excluding share-based compensation	1,819	(735)	1,362	1,135	1,608
Legal settlement	-	-	-	-	137
Total adjustments related to operating expense	$26,133	31,192	$25,811	$24,652	$21,834
Adjusted (non-GAAP) operating expense	**$266,445**	**$295,302**	**$273,240**	**$269,705**	**$253,564**

Income from Operations Reconciliation
(Amounts in thousands)

	Q1 FY 2020	Q4 FY 2019	Q3 FY 2019	Q2 FY 2019	Q1 FY 2019
GAAP income from operations	$77,957	$93,202	$125,301	$80,320	$47,943
Total adjustments related to gross profit	5,347	4,766	4,867	4,912	4,825
Total adjustments related to operating expense	26,133	31,192	25,811	24,652	21,834
Total adjustments related to income from operations	31,480	35,958	30,678	29,564	26,659
Adjusted (non-GAAP) income from operations	**$109,437**	**$129,160**	**$155,979**	**$109,884**	**$74,602**
Adjusted (non-GAAP) operating margin	**13.1%**	**13.3%**	**16.2%**	**12.7%**	**9.6%**

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Net Income Reconciliation
(Amounts in thousands)

	Q1 FY 2020	Q4 FY 2019	Q3 FY 2019	Q2 FY 2019	Q1 FY 2019
GAAP net income	$62,328	$80,331	$86,749	$52,738	$33,616
Exclude GAAP provision for income taxes	9,814	2,552	30,198	17,867	9,139
Income before income taxes	72,142	82,883	116,947	70,605	42,755
Total adjustments related to income from operations	31,480	35,958	30,678	29,564	26,659
Loss on extinguishment and modification of debt	646	-	-	-	-
Adjusted income before income taxes	104,268	118,841	147,625	100,169	69,414
Non-GAAP tax provision on adjusted income before income taxes	22,522	28,403	35,282	23,940	16,590
Adjusted (non-GAAP) net income	**$81,746**	**$90,438**	**$112,343**	**$76,229**	**$52,824**
Weighted average basic common shares outstanding	154,334	154,852	155,488	156,170	156,314
Weighted average dilutive potential common shares outstanding[1]	155,738	156,612	157,455	158,289	158,174

Net Income per Common Share

	Q1 FY 2020	Q4 FY 2019	Q3 FY 2019	Q2 FY 2019	Q1 FY 2019
GAAP diluted net income per common share	$ 0.40	$ 0.51	$ 0.55	$ 0.33	$ 0.21
Adjusted (Non-GAAP) diluted net income per common share	**$ 0.52**	**$ 0.58**	**$ 0.71**	**$ 0.48**	**$ 0.33**

1. Weighted average dilutive potential common shares outstanding used in calculating adjusted (non-GAAP) diluted net income per common share for the first quarter of fiscal 2020 includes 1.4 million shares underlying certain stock options and stock unit awards.

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Earnings Before Interest, Tax, Depreciation and Amortization (EBITDA) Q1 FY 2020 Q4 FY 2019 Q3 FY 2019 Q2 FY 2019 Q1 FY 2019 Net income (GAAP) $ 62,328 $ 80,331 $ 86,749 $ 52,738 $ 33,616 Add: Interest expense 8,815 9,136 9,404 9,471 9,441 Less: Interest and other income (loss), net 3,646 (1,183) 1,050 (244) 4,253 Add: Loss on extinguishment and modification of debt 646 - - - - Add: Provision for income taxes 9,814 2,552 30,198 17,867 9,139 Add: Depreciation of equipment, building, furniture and fixtures, and amortization 25,782 22,505 22,076 21,482 21,513 of leasehold improvements Add: Amortization of intangible assets 9,687 8,525 8,832 8,832 8,947 EBITDA $ 113,426 $ 124,232 $ 156,209 $ 110,634 $ 78,403 Add: Shared-based compensation cost 15,602 15,290 15,084 15,607 13,755 Add: Significant asset impairments and restructuring costs 4,472 12,842 5,355 4,068 2,273 Add: Acquisition and integration costs 1,819 (735) 1,362 1,135 1,608 Add: Legal settlement - - - - 137 Adjusted EBITDA $ 135,319 $ 151,629 $ 178,010 $ 131,444 $ 96,176 Copyright © Ciena Corporation 2020. All rights reserved. Confidential & Proprietary. 19